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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to file jointly the statement on Schedule 13D (Amendment No. 5) to which this Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to regulation 13D-G under the Securities Exchange Act of 1934.

         It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

         It is understood and agreed that a copy of this Agreement shall be an exhibit to the statement on Schedule 13D, and any amendments hereto, filed on behalf of each of the parties hereto.

         Dated November 28, 2001.

                                 FONTAINE INDUSTRIES LIMITED PARTNERSHIP

                                 By:      Peter J. Fontaine Revocable Trust,
                                                   General Partner

                                          By:    /s/ Peter J. Fontaine
                                             ----------------------------------
                                                 Peter J. Fontaine, Trustee


                                 PETER J. FONTAINE REVOCABLE TRUST

                                 By:      /s/ Peter J. Fontaine
                                    -------------------------------------------
                                          Peter J. Fontaine, Trustee


                                 /s/ Peter J. Fontaine
                                 ----------------------------------------------
                                 Peter J. Fontaine, individually